EXHIBIT 23.01

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Entergy Gulf States, Inc. on Form S-3 and Registration Statements No. 33-49739 and 333-60957 of our reports dated February 21, 2003, appearing in the Annual Report on Form 10-K of Entergy Gulf States, Inc. for the year ended December 31, 2002 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP
New Orleans, Louisiana
October 23, 2003